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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post Effective Amendment No. 2 of El Paso Corporation on Form S-8 to Form S-4 of our report dated March 19, 2001, appearing in the Current Report as amended on Form 8-K of El Paso Corporation dated May 17, 2001, and to our report dated March 28, 2001, appearing in the Coastal Aruba Refining Company N.V. Thrift Plan on Form 11-K for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Houston, Texas
November 6, 2001